FORM NO. 2

                                [GRAPHIC OMITTED]

                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                            MEMORANDUM OF ASSOCIATION
                                       OF

                          QUANTA CAPITAL HOLDINGS LTD.
                   (hereinafter referred to as "the Company")

1.       The liability of the members of the Company is limited to the amount
         (if any) for the time being unpaid on the shares respectively held by them.

2.       We, the undersigned, namely,

NAME                  ADDRESS         BERMUDIAN   NATIONALITY    NUMBER OF
                                         STATUS                  SHARES
                                        (Yes/No)                 SUBSCRIBED
ALISON R. GUILFOYLE   CLARENDON HOUSE      NO     BRITISH           ONE
                      2 CHURCH STREET
                      HAMILTON HM 11
                      BERMUDA

CHARLES G. R. COLLIS      "                YES    BRITISH           ONE

DAVID J. DOYLE            "                YES    BRITISH           ONE

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.       The Company is to be an EXEMPTED Company as defined by the Companies
         Act 1981.

4.       The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:- N/A

5.       The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the
         Company is US$12,000.00.

6.       The objects for which the Company is formed and incorporated are -

         1.       TO ACT AND TO PERFORM ALL THE FUNCTIONS OF A HOLDING COMPANY
                  IN ALL ITS BRANCHES AND TO CO-ORDINATE THE POLICY AND
                  ADMINISTRATION OF ANY SUBSIDIARY COMPANY OR COMPANIES WHEREVER
                  INCORPORATED OR CARRYING ON BUSINESS OR OF ANY GROUP OF
                  COMPANIES OF WHICH THE COMPANY OR ANY SUBSIDIARY COMPANY IS A
                  MEMBER OR WHICH ARE IN ANY MANNER CONTROLLED DIRECTLY OR
                  INDIRECTLY BY THE COMPANY;

         2.       TO ACT AS AN INVESTMENT COMPANY AND FOR THAT PURPOSE TO
                  ACQUIRE AND HOLD UPON ANY TERMS AND, EITHER IN THE NAME OF THE
                  COMPANY OR THAT OF ANY NOMINEE, SHARES, STOCK, DEBENTURES,
                  DEBENTURE STOCK, OWNERSHIP INTERESTS, ANNUITIES, NOTES,
                  MORTGAGES, BONDS, OBLIGATIONS AND SECURITIES, FOREIGN
                  EXCHANGE, FOREIGN CURRENCY DEPOSITS AND COMMODITIES, ISSUED OR
                  GUARANTEED BY ANY COMPANY OR PARTNERSHIP WHEREVER
                  INCORPORATED, ESTABLISHED OR CARRYING ON BUSINESS, OR BY ANY
                  GOVERNMENT, SOVEREIGN, RULER, COMMISSIONERS, PUBLIC BODY OR
                  AUTHORITY, SUPREME, MUNICIPAL, LOCAL OR OTHERWISE, BY ORIGINAL
                  SUBSCRIPTION, TENDER, PURCHASE, EXCHANGE, UNDERWRITING,
                  PARTICIPATION IN SYNDICATES OR IN ANY OTHER MANNER AND WHETHER
                  OR NOT FULLY PAID UP, AND TO MAKE PAYMENTS THEREON AS CALLED
                  UP OR IN ADVANCE OF CALLS OR OTHERWISE AND TO SUBSCRIBE FOR
                  THE SAME, WHETHER CONDITIONALLY OR ABSOLUTELY, AND TO HOLD THE
                  SAME WITH A VIEW TO INVESTMENT, BUT WITH THE POWER TO VARY ANY
                  INVESTMENTS, AND TO EXERCISE AND ENFORCE ALL RIGHTS AND POWERS
                  CONFERRED BY OR INCIDENT TO THE OWNERSHIP THEREOF, AND TO
                  INVEST AND DEAL WITH THE MONEYS OF THE COMPANY NOT IMMEDIATELY
                  REQUIRED UPON SUCH SECURITIES AND IN SUCH MANNER AS;

         3.       TO ACQUIRE BY PURCHASE OR OTHERWISE, BUY, OWN, HOLD, CREATE,
                  MARKET, DESIGN, ASSEMBLE, MANUFACTURE, REPAIR, LEASE, HIRE,
                  LET, SELL, DISPOSE OF (WITH OR WITHOUT CONSIDERATION OR
                  BENEFIT), MAINTAIN, IMPROVE, DEVELOP, MANAGE, INVENT, BUILD,
                  CONSTRUCT, OPERATE, PACKAGE AND OTHERWISE TRADE, INVEST OR
                  DEAL IN AND WITH PRODUCTS, FINANCIAL INSTRUMENTS, GOODS, AND
                  REAL AND PERSONAL PROPERTY OF ALL KINDS WHATSOEVER AND
                  WHERESOEVER SITUATED, AND ENTER INTO ARRANGEMENTS FOR OR WITH
                  RESPECT TO ANY OF THE FOREGOING;

         4.       TO PERFORM, PROVIDE, PROCURE, MARKET AND DEAL IN SERVICES AND
                  UNDERTAKINGS OF ALL KINDS;

         5.       TO ADVISE AND ACT AS CONSULTANTS AND MANAGERS OF ALL KINDS
                  AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO
                  PROVIDE INVESTMENT AND FINANCIAL ADVICE, CONSULTATION AND
                  MANAGEMENT SERVICES;

         6.       TO RESEARCH, CREATE, DEVELOP, INVENT, IMPROVE, DISCOVER,
                  DESIGN, COLLATE AND DRAFT ORIGINAL WORKS, SOFTWARE,
                  INVENTIONS, DESIGNS, CONCEPTS, FORMULAS, PROCESSES,
                  STRATEGIES, METHODOLOGIES AND THE LIKE, AND ACQUIRE, BUILD,
                  OWN, HOLD, SELL, LEASE, LICENSE, DISPOSE OF (WITH OR WITHOUT
                  CONSIDERATION OR BENEFIT), MARKET, FRANCHISE, AND OTHERWISE
                  EXPLOIT AND DEAL IN OR WITH ALL INTELLECTUAL AND INTANGIBLE
                  PROPERTY RIGHTS PERTAINING THERETO WHETHER REGISTERED OR NOT,
                  INCLUDING BUT NOT LIMITED TO TRADE AND SERVICE MARKS, TRADE
                  NAMES, COPYRIGHTS, COMPUTER SOFTWARE, INVENTIONS, DESIGNS,
                  PATENTS, PROVISIONAL PATENTS, UTILITY MODELS, TRADE SECRETS,
                  CONFIDENTIAL INFORMATION, KNOW HOW, GET-UP AND ANY OTHER
                  RIGHTS AND PRIVILEGES VESTING IN OR ATTACHING THERETO;

         7.       TO EXPLORE FOR, DRILL FOR, MINE FOR, QUARRY FOR, MOVE,
                  TRANSPORT, AND REFINE METALS, MINERALS, FOSSIL FUEL,
                  PETROLEUM, HYDROCARBON PRODUCTS INCLUDING, WITHOUT LIMITING
                  THE GENERALITY OF THE FOREGOING, OIL AND OIL PRODUCTS, AND
                  PRECIOUS STONES OF ALL KINDS AND TO PREPARE THE SAME FOR SALE
                  OR USE;

         8.       TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR
                  SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT
                  CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF
                  ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF
                  INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR
                  CONFIDENCE;

         9.       TO OWN, MANAGE, OPERATE, ACT AS AGENTS WITH RESPECT TO, BUILD,
                  REPAIR, ACQUIRE, OWN, SELL, CHARTER, OR DEAL IN SHIPS AND
                  AIRCRAFT;

         10.      TO LEND TO OR DEPOSIT WITH ANY PERSON FUNDS, PROPERTY OR
                  ASSETS AND TO PROVIDE COLLATERAL OR CREDIT ENHANCEMENT FOR
                  LOANS, LEASING OR OTHER FORMS OF FINANCING, WITH OR WITHOUT
                  CONSIDERATION OR BENEFIT;

         11.      TO CREATE, ENTER INTO, UNDERTAKE, PROCURE, ARRANGE FOR,
                  ACQUIRE BY PURCHASE OR OTHERWISE, BUY, OWN, HOLD, SELL OR
                  OTHERWISE DISPOSE OF (WITH OR WITHOUT CONSIDERATION OR
                  BENEFIT), TRADE, INVEST AND OR OTHERWISE DEAL IN, WHETHER ON A
                  SPECULATIVE BASIS OR OTHERWISE, ALL AND OR ANY KIND OF
                  (INCLUDING WITHOUT LIMITATION ALL AND OR ANY COMBINATIONS OF)
                  INSTRUMENT, CONTRACT, INCLUDING WITHOUT LIMITING THE
                  GENERALITY OF THE FOREGOING, DERIVATIVE INSTRUMENT OR
                  CONTRACT, OPTION, SWAP OPTION CONTRACT, BOND, WARRANT,
                  DEBENTURE, EQUITY, FORWARD EXCHANGE CONTRACT, FORWARD RATE
                  CONTRACT, FUTURE, HEDGE, SECURITY, NOTE, CERTIFICATE OF
                  DEPOSIT, UNIT, GUARANTEE AND OR FINANCIAL INSTRUMENT; AND

         12.      TO CARRY ON ANY TRADE OR BUSINESS WHICH CAN, IN THE OPINION OF
                  THE BOARD OF DIRECTORS, BE ADVANTAGEOUSLY CARRIED ON BY THE
                  COMPANY.

7.       Powers of the Company

         1.       THE COMPANY SHALL, PURSUANT TO THE SECTION 42 OF THE COMPANIES
                  ACT 1981, HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH ARE,
                  AT THE OPTION OF THE HOLDER, LIABLE TO BE REDEEMED.

         2.       THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES
                  ACT 1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/Alison R. Guilfoyle.                 /s/ Symone Sims
................................         .........................

/s/ Charles G.R. Collis                 /s/ Symone Sims
................................         .........................

/s/ David J. Doyle                      /s/ Symone Sims
................................         .........................
        (Subscribers)                          (Witnesses)

SUBSCRIBED this 21ST DAY OF MAY, 2003

                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE

A company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1.       [Deleted]

2.       to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

3.       to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade makers, formulae, licences, inventions, processes, distinctive makers and similar rights;

4.       to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5.       to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6.       subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of those shares are held by the company;

7.       to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporation or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8.       to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational and religious objects or for any exhibition or for any public, general or useful objects;

                                      - 2 -

9.       to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10.      to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11.      to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12.      to take land in Bermuda by way of lease or leasing agreement for a term not exceeding twenty-one years, being land "bona fide" required for the purposes of the business of the company and with the consent of the
         Minister granted in his discretion to take land in Bermuda by way of lease or leasing agreement for a similar period in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13.      except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the
         Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14.      to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15.      to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16.      to borrow or raise or secure the payment of money in such manner as the company may think fit;

17.      to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18.      when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

                                      - 3 -

19.      to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20.      to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21.      to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22.      to allot and issue fully-paid shares of the company in payment or part payment of any property purchase or otherwise acquired by the company or for any past services performed for the company;

23.      to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.      to establish agencies and branches;

25.      to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26.      to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

27.      to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28.      to do any of the things authorised by this subsection and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29.      to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

         Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.